Exhibit 99.1

Natural Health Trends Reports Third Quarter 2017 Financial Results

•	Positive sales momentum in emerging international markets

•	Maintained strong gross profit and operating income margins

•	Announced market entry into Malaysia

•	Increased quarterly dividend 9% to $0.12 per share

•	Declared special dividend of $0.15 per share

LOS ANGELES – November 1, 2017 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the quarter ended September 30, 2017.

Third Quarter 2017 Financial Highlights

•	Total revenue decreased 43% to $40.1 million, compared to $70.7 million in the third quarter of 2016.

◦	Revenue from the Company’s Hong Kong operations, which represented 87% of total revenue, decreased 47% to $35.0 million, compared to $65.9 million in the third quarter of 2016.

◦	Revenue outside of Hong Kong increased 6% to $5.1 million, compared to $4.8 million in the third quarter of 2016.

•
Operating income decreased 44% to $8.5 million, compared to $15.2 million in the third quarter of 2016. As a percent of total revenue, operating income was 21%, compared to 22% in the third quarter of 2016.

•	Net income was $7.3 million, or $0.65 per diluted share, compared to $12.6 million, or $1.12 per diluted share, in the third quarter of 2016.

•	The number of Active Members[1] decreased 7% to 99,690 at September 30, 2017, compared to 107,290 at June 30, 2017, and decreased 19% compared to 122,900 at September 30, 2016.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve month period.

Year-to-Date 2017 Financial Highlights

•	Total revenue decreased 33% to $151.5 million, compared to $225.4 million in the first nine months of 2016.

•
Operating income decreased 22% to $34.4 million, compared to $44.1 million in the first nine months of 2016. As a percent of total revenue, operating income was 23%, compared to 20% in the first nine months of 2016.

•	Net income was $28.1 million, or $2.49 per diluted share, compared to $36.0 million, or $3.14 per diluted share, in the first nine months of 2016.

Management Commentary

“While we made progress during the third quarter to revitalize sales growth, certain short-term factors exerted significant adverse effects and masked a quarter that was otherwise indicative of positive developments,” commented Chris Sharng, President of Natural Health Trends Corp. “The difficult market conditions we have been experiencing since the third quarter of 2016 were further compounded by the 20th anniversary of Hong Kong’s handover in July, as well as China’s Communist Party’s 19th National Congress in October, which tempered economic activities. These events impacted the operations of our logistics partners and detracted from our leaders’ ability to organize meetings, which hindered our progress in comparison to the prior quarter. As we view both occurrences as short-term issues, we are working to revitalize sales in Asia through enhancements to our incentive programs as well as adjustments to our bonus and reward programs in an effort to provide more resources to up-and-coming members.”

Mr. Sharng further commented, “Partially offsetting the year-over-year decline in net sales was strength in our emerging international markets including: Peru, Northern Europe, Southeast Asia and Japan. We also received positive responses from our members to our most recent product introductions during the quarter, notably OcuFocus, NaturalGlo and CogniMax. Further, after receiving approval for a direct selling license in Malaysia, on-site and follow-up orders at our Kuala Lumpur event in August were substantially greater than those of the Macau event in March. Despite challenging market conditions, we were able to maintain a healthy gross profit margin of nearly 80% and an operating income margin of over 21% due to strong consumer allegiance to our products and proactive expense management.”

Balance Sheet and Cash Flow

•
Net cash used in operating activities was $5.3 million, compared to $16.6 million in net cash provided by operating activities in the third quarter of 2016. For the first nine months of 2017, net cash provided by operating activities was $15.3 million, compared to $36.3 million in the first nine months of 2016.

•
On October 30, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.12, which represents a 9% increase over the prior quarter dividend, as well as a special cash dividend of $0.15 per share on outstanding common stock. The dividends will be payable on November 24, 2017 to stockholders of record as of November 14, 2017.

Third Quarter 2017 Financial Results Conference Call

Management will host a conference call to discuss the third quarter 2017 financial results today, Wednesday, November 1, 2017 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, November 1, 2017
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13671086
Webcast:	http://public.viavid.com/index.php?id=126351

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on November 1, 2017 through 11:59 p.m. Eastern Time on November 15, 2017 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13671086.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on March 10, 2017 with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACTS:

Company Contact:
Scott Davidson
Senior Vice President and Chief Financial Officer
Natural Health Trends Corp.
Tel: 310-541-0888
scott.davidson@nhtglobal.com

Investor Contact:
ADDO Investor Relations
Tel: 310-829-5400
investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$126,953	$125,921
Inventories	10,632	11,257
Other current assets	2,961	4,066
Total current assets	140,546	141,244
Property and equipment, net	1,225	1,388
Goodwill	1,764	1,764
Restricted cash	3,092	2,963
Other assets	772	692
Total assets	$147,399	$148,051
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,023	$2,145
Income taxes payable	1,064	663
Accrued commissions	10,443	13,611
Other accrued expenses	8,545	14,989
Deferred revenue	3,568	4,948
Amounts held in eWallets	16,178	19,165
Other current liabilities	1,705	1,633
Total current liabilities	42,526	57,154
Deferred tax liability	285	268
Long-term incentive	6,730	8,190
Total liabilities	49,541	65,612
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	86,674	86,574
Retained earnings	52,457	38,548
Accumulated other comprehensive loss	(716)	(807)
Treasury stock, at cost	(40,570)	(41,889)
Total stockholders’ equity	97,858	82,439
Total liabilities and stockholders’ equity	$147,399	$148,051

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(Unaudited)
Net sales	$40,132	$70,679	$151,471	$225,416
Cost of sales	8,183	13,627	29,221	42,966
Gross profit	31,949	57,052	122,250	182,450
Operating expenses:
Commissions expense	15,802	30,578	63,842	103,547
Selling, general and administrative expenses	7,495	11,170	23,621	34,505
Depreciation and amortization	138	96	414	276
Total operating expenses	23,435	41,844	87,877	138,328
Income from operations	8,514	15,208	34,373	44,122
Other (expense) income, net	(12)	48	224	40
Income before income taxes	8,502	15,256	34,597	44,162
Income tax provision	1,164	2,699	6,531	8,124
Net income	$7,338	$12,557	$28,066	$36,038
Net income per common share:
Basic	$0.65	$1.12	$2.50	$3.15
Diluted	$0.65	$1.12	$2.49	$3.14
Weighted-average number of common shares outstanding:
Basic	11,258	11,209	11,244	11,437
Diluted	11,276	11,232	11,269	11,463
Cash dividends declared per common share	$0.36	$0.07	$1.25	$0.18

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2017	2016
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$28,066	$36,038
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	414	276
Stock-based compensation	26	94
Cumulative translation adjustment realized in net income	(258)	132
Changes in assets and liabilities:
Inventories	590	(4,382)
Other current assets	1,164	(1,244)
Other assets	(61)	(91)
Accounts payable	(1,121)	252
Income taxes payable	392	278
Accrued commissions	(3,143)	(1,045)
Other accrued expenses	(5,064)	3,459
Deferred revenue	(1,364)	222
Amounts held in eWallets	(2,856)	3,098
Other current liabilities	51	26
Long-term incentive	(1,498)	(825)
Net cash provided by operating activities	15,338	36,288
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(238)	(679)
Net cash used in investing activities	(238)	(679)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common stock	—	(23,704)
Dividends paid	(14,157)	(2,049)
Net cash used in financing activities	(14,157)	(25,753)
Effect of exchange rates on cash and cash equivalents	89	(270)
Net increase in cash and cash equivalents	1,032	9,586
CASH AND CASH EQUIVALENTS, beginning of period	125,921	104,914
CASH AND CASH EQUIVALENTS, end of period	$126,953	$114,500
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds	$5,690	$7,994
Issuance of treasury stock for employee awards, net	1,393	1,741